eassist.com



                             Service Level Agreement

                                       For

                                    Concierge



March 29, 2000










This document contains proprietary and confidential information. Neither this document nor said proprietary information shall be published, reproduced, copied, disclosed, or used for any purpose without prior written approval from eAssist.com: 5005 Wateridge Vista Drive, San Diego, California, 92121. www.eAssist.com


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Concierge SLA           Confidential              Page 1                 3/29/00

                                                                    Exhibit 10.2
                                                              Page 1 of 14 Pages
                                   eassist.com
                          Service Level Agreement (SLA)


Under   this   Agreement,   dated   3/31/00,   eAssist.com,  Inc.    ("eAssist",
"eAssist.com") and Concierge ("Concierge") agree to the following:

1.      Services
        --------

        Concierge wishes to contract eAssist.com to provide multimedia customer relationship management (eCRM) services via the Internet to Concierge. eAssist.com will provide outsourced e-mail management services and software, chat management services and software, and voice based call handling. eAssist.com will be responsible for the management of all technical infrastructure, bandwidth, hardware, software and agents.

2.      Term
        ----

        The term of this  Agreement  shall be two years  commencing  on 3.29.00.
        Thereafter, the agreement will automatically renew for successive one-year periods unless Concierge notifies eAssist.com sixty (60) days prior to the Agreement and date of its intention to cancel the Agreement. eAssist.com may terminate this agreement for any reason on sixty (60) days written notice. In the event of any form of termination Concierge agrees to pay eAssist.com all costs identified in this Agreement up to and including the date of termination.

3.      Payment of Invoices
        -------------------

        Setup fees are payable on agreement signature.

        All invoices are payable net thirty (30).

        If invoices are not paid within thirty (30) days of the invoice due date, eAssist.com will send a collection notice to Concierge requesting payment. If the payment is not received within fifteen (15) days of the date posted on the collection notice, eAssist.com may at its sole discretion disable the service. The service will only be re-enabled on full payment of all outstanding invoices.

4.      Implementation
        --------------

        The work to be performed in order to implement an eAssist solution for Concierge site is described in Appendix A.


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Concierge SLA           Confidential              Page 2                 3/29/00

                                                                    Exhibit 10.2
                                                              Page 2 of 14 Pages
                                   eassist.com
                          Service Level Agreement (SLA)


5.      Service Level by Type
        ---------------------

        The following schedule provides the (OUTSOURCED) service levels by service type as measured monthly.

        o      All services will be available 24 hours per day 7 days per week
        o      90% of automatic  e-mail  response  within  10  minutes
        o      90% of personalized  e-mail  response  within  8 hours
        o      80% of chat requests commenced  within 120 seconds
        o      80% of calls (VolP)  answered within 120 seconds
        o      Net of  pre-authorized  maintenance  windows,   hardware/software
               uptime of 95%

6.      Compensation
        ------------

        6.1.   Outsourced Pricing Schedule [Omitted Language]

        6.2.   Pricing Detail

               6.2.1.  One Time Installation and Set Up Services

                      eAssist.com will provide consulting services that include:

                      Facilities - eAssist.com Facility

                             o       Customization of secure data facilities
                             o       Hardware customization and configuration
                             o Desktop configuration for required staffing levels

                      Implementation Planning

                             Discovery meeting

                             o       Domain strategy design and development
                             o       Technical     architecture    design    and
                                     development
                             o       Operational process definition and design

                             Blueprint development

                             o       Single  specific   design  document   which
                                     outlines all components of the domain, strategic, and technical agreement


--------------------------------------------------------------------------------
Concierge SLA           Confidential              Page 3                 3/29/00

                                                                    Exhibit 10.2
                                                              Page 3 of 14 Pages
                                   eassist.com
                          Service Level Agreement (SLA)


                             o Becomes an addendum to the contract once signed and forms the basis for all future design changes
                             o Ensures consistency through documented communication without raising unnecessary hurdles or barriers

                             Operational development

                             o On-site operational development session with eAssist.com specialists to design and develop operational processes and procedures for the integrated management of the customer contact center
                             o Dedicated off-site support for development of integrated management of the customer contact center
                             o We will provide domain expertise with regard to the recruiting, prescreening, interviewing and hiring of ESRs - our proven methodologies will minimize the recruitment cycle, maximize employee satisfaction, and reduce employee turnover
                             o We will provide domain expertise with regard to training methodologies which work best within the ESRs environment our methodologies will maximize productivity, reduce the training cycle, and minimize the learning curve

                      Technical Implementation

                             o Team of technical architects dedicated to the conceptual design and development of required technical infrastructure
                             o      Technical  consulting  work with Concierge's
                                    technical teams both on and off site
                             o      Design,    setup,     implementation     and
                                    integration    of    customized     software
                                    applications   for:      one-to-one     chat
                                    interaction, processes for integrating web pages directly with our chat server and continual knowledge base expert system


--------------------------------------------------------------------------------
Concierge SLA           Confidential              Page 4                 3/29/00

                                                                    Exhibit 10.2
                                                              Page 4 of 14 Pages
                                   eassist.com
                          Service Level Agreement (SLA)


                             o Design, setup, implementation and integration of customized software applications for: automated and personalized e-mail
                             o Design, setup, implementation and integration of customized software applications for: VolP
                             o Design, setup, implementation and integration of customized software applications for: eCRM

                      Knowledge Base Development

                             o       Knowledge base "use" training
                             o       Knowledge base train-the-trainer training
                             o Knowledge base deployment and structure design - professional and consumer portals

                      Reporting Design and Definition

                             o       Standardized    reporting    tools    query
                                     definition
                             o       Customized   report  design  per  Concierge
                                     requirements
                             o       Tracking database setup and design

                      Terms

                             o Additional consulting requirements or changes to the initial design specifications may incur additional setup costs. Additional costs are subject to Concierge approval.

               6.2.2.  Monthly Management Services

                      eAssist.com charges a flat-rate monthly management fee that includes domain expertise, system maintenance, account management and administrative functions. eAssist.com will assign a dedicated team of specialists to oversee the on-going management of this program and manage a team of specialists to handle client interactions.

                      Domain Expertise


--------------------------------------------------------------------------------
Concierge SLA           Confidential              Page 5                 3/29/00

                                                                    Exhibit 10.2
                                                              Page 5 of 14 Pages
                                   eassist.com
                          Service Level Agreement (SLA)


                      Knowledge Base Management

                      o Automated e-mail response and content required for Chat Content Push, Web IVR, VolP, and Personalized E-mail response necessitates the development and deployment of a knowledge base.
                      o Deploy the necessary technology to accommodate this requirement.
                      o Dedicate expert users to develop this knowledge base. These specialists will work with Concierge and eAssist.com to maximize the rate of development of the knowledge base.
                      o The objective of the specialists will be to maximize the percentage of customer contacts handled by the auto-response engine and to maximize the productivity of the chat sessions through push content availability and development.

                      Relationship Management

                      o Single point of relationship responsibility within eAssist.com, experienced customer contact management knowledge, coordination of all
                             eAssist.com operational functions including - technical, finance and consulting - with Concierge operations management.

                      Data Reporting/Mining Analysis

                      o eAssist.com's mission provides for value-added services to be an integral component of our service offering.
                      o Our systems will be designed with data mining capabilities as well as advanced reporting functions.
                      o In addition, our system will be flexible enough to handle ad hoc reporting requirements that will allow tailored reporting to meet outside-of-the-box requirements.
                      o eAssist.com has anticipated providing the following three value added services, more will be added when the discovery meeting is complete:


--------------------------------------------------------------------------------
Concierge SLA           Confidential              Page 6                 3/29/00

                                                                    Exhibit 10.2
                                                              Page 6 of 14 Pages
                                   eassist.com
                          Service Level Agreement (SLA)


                      o       Staffing   recommendations  based   on   patterned
                              historical information analysis
                      o       Retention recommendations
                      o       Stimulation recommendations

                      Administrative Functions

                      o Reporting functions, facilities management and development of the knowledge base, data mining to drive knowledge base development, train-the-trainer sessions, bandwidth analysis, and ongoing consulting for maintenance and modifications to the systems.

                      System Maintenance

                      o On-going development of the Concierge's system, security management, firewall management, dedicated system engineers, server & server farm maintenance and management, on-site and off-site development work (plus disbursements).

               6.2.3.  Channel Services

                      Self-Help

                      o The processing and handling of inbound self- help requests designed to provide companies with fast, accurate and personalized responses to customer questions.
                      o Our extensible eCRM system, which works in conjunction with the self-help processing, allows for the capture of additional customer information to gain valuable insight for enhanced customer retention.

                      Email

                      o The processing and handling of inbound email requests designed to provide companies with fast, accurate and personalized responses to customer questions.
                      o We build in automation and artificial intelligence components to accommodate large volumes of web- and e-mail-based inquiries.


--------------------------------------------------------------------------------
Concierge SLA           Confidential              Page 7                 3/29/00

                                                                    Exhibit 10.2
                                                              Page 7 of 14 Pages
                                   eassist.com
                          Service Level Agreement (SLA)


                      o Our extensible eCRM system, which works in conjunction with the e-mail processing, allows for the capture of additional customer information to gain valuable insight for enhanced customer retention.

                      Chat

                      o The processing and handling of inbound chat requests designed to provide companies with fast, accurate and personalized responses to customer questions.
                      o We build in automation and routing components to accommodate large volumes of web chat inquiries.
                      o Our extensible eCRM system, which works in conjunction with the chat system, allows for the capture of additional customer information to gain valuable insight for enhanced customer retention.

                      Collaboration

                      o      The    processing    and    handling   of   inbound
                             collaboration    requests   designed   to   provide
                             companies with fast, accurate and personalized responses to customer questions.
                      o We build in automation and routing components to accommodate large volumes of collaboration inquiries.
                      o Our extensible eCRM system, which works in conjunction with the chat system, allows for the capture of additional customer information to gain valuable insight for enhanced customer retention.

                      VolP

                      o The processing and handling of inbound VolP requests designed to provide companies with fast, accurate and personalized responses to customer questions.
                      o      We  build  in  automation and routing components to
                             accommodate large volumes of VolP inquiries.
                      o      Our  extensible  eCRM   system,  which   works   in
                             conjunction with the VolP, allows for the


--------------------------------------------------------------------------------
Concierge SLA           Confidential              Page 8                 3/29/00

                                                                    Exhibit 10.2
                                                              Page 8 of 14 Pages
                                   eassist.com
                          Service Level Agreement (SLA)


                             capture of additional customer information to gain valuable insight for enhanced customer retention.

                      Live-Person Telephone Support

                      o The processing and handling of inbound telephone requests designed to provide companies with fast, accurate and personalized responses to customer questions.

                      Overflow Voice Call Handling

                      o The processing and handling of overflow telephone requests designed to provide companies with fast, accurate and personalized responses to customer questions.
                      o eAssist.com provides dedicated staffing based on pre-approved staffing schedules.

               6.2.4.  Monthly Software Usage Fees

                      For the hosted solution only. There is a monthly service fee associated with the license to use the eCRM, email, chat, and/or VolP software. This license fee is allocated per enabled workstation. The enabling software is proprietary and/or licensed software of eAssist.com.

               6.2.5. Additional Services and Incidentals

                      Training

                      o We design and build a training program for the web agents to understand and be efficient with the technologies as well as with the content of the client with which we are working.
                      o The training also includes training of supervisors and managers of the system.
                      o Bandwidth requirements included out to the Internet, not included between eAssist.com facility and Concierge facility.

                      Disbursements


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Concierge SLA           Confidential              Page 9                 3/29/00

                                                                    Exhibit 10.2
                                                              Page 9 of 14 Pages
                                   eassist.com
                          Service Level Agreement (SLA)


                     o Concierge upon mutual agreement and approval, will reimburse eAssist.com for all disbursements associated with the account including airfare, ground transportation, hotel accommodations reasonable travel-related expenses and any other reasonable expense that results from the management of the account.

7.      Warranties, Disclaimers and Miscellaneous
        -----------------------------------------

        7.1.   Limited Service Warranty

        eAssist.com warrants that it will use its commercially reasonable efforts to minimize downtime, and that upon notification of excessive downtime, eAssist.com will provide only the following remedies to Concierge.

        7.2.   Year 2000

        This statement is provided as a "Year 2000 Readiness Disclosure" as defined in the Year 2000 Information and Readiness Disclosure Act of 1998 (Public Law 105-271, 112 Stat. 2386), enacted on October 19, 1998.

        As the Company is a recent start-up venture, we have not had to evaluate existing Company equipment and processes for possible turn of the century problems. Instead, we have evaluated the Year 2000 compliance of each new purchase, lease, license or other "acquisition" of computer hardware and software, business processes and pertinent non-computer equipment and embedded processors and controllers at the time of acquisition. The Company recognizes the importance of business continuity into the new century and believes its Year 2000 program is designed to achieve Year 2000 readiness at the Company.

        It is still too early to measure our success, however, and we are dependent to a significant extent on the Year 2000 fixes and assurances of our vendors. In addition, unresolved Year 2000 problems of our providers and customers could affect us. Nevertheless, while there are uncertainties and unknowns inherent in the Year 2000 problem and we cannot be responsible for Year 2000 failures outside of our control, we feel confident that the steps we are taking are reasonable and appropriate.


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Concierge SLA           Confidential              Page 10                3/29/00

                                                                    Exhibit 10.2
                                                             Page 10 of 14 Pages
                                   eassist.com
                          Service Level Agreement (SLA)


        7.3.   No Other Warranty

        Services are provided on an "AS IS" basis, and Concierge's use of the eAssist.com service is at its own risk. eAssist.com does not make, and hereby disclaims, any and all other express or implied warranties, including, but not limited to, warranties of merchantability, fitness for particular purpose, non-infringement and title, and any warranties arising from a course of dealing, usage, or trade practice. EAssist.com does not warrant that the service will be uninterrupted, error-free or completely secure.

        7.4.   Indemnification

        Concierge agrees to indemnify, defend and hold harmless eAssist.com from and against any and all suits and any costs and expenses, including legal fees, which may be imposed on or suffered by Concierge as a result of eAssist.com's representation of Concierge or as a result of errors, misstatements or omissions in any information furnished to eAssist.com by Concierge, Concierge employees or agents regarding Concierge and Concierge business activities.

        7.5.   Maximum Liability

        eAssist.com's maximum aggregate liability to Concierge related to or in connection with this Agreement will be limited to the total amount paid by Concierge to eAssist.com hereunder for the 3-month period prior to the event or events giving rise to such liability.

        7.6. Reliance on Disclaimers, Liability Limitations and Indemnification Obligations

        Concierge acknowledges that eAssist.com has set its prices and entered into this Agreement in reliance upon the limitations and exclusions of liability, the disclaimers of warranties and damages and Concierge's indemnity obligations set forth herein, and that the same form an essential basis of the bargain between the parties. The parties agree that the limitations and exclusions of liability and disclaimers specified in this Agreement will survive and apply even if the Agreement is found to have failed of their essential purpose.

        7.7.   Force Majeure


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Concierge SLA           Confidential              Page 11                3/29/00

                                                                    Exhibit 10.2
                                                             Page 11 of 14 Pages
                                   eassist.com
                          Service Level Agreement (SLA)

        eAssist.com will not be liable for any failure under this Agreement, or for credits, or reduction in charges due to any cause beyond its reasonable control, including acts of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor shortage or dispute, governmental act or failure of the Internet.

        7.8.   Marketing

        Concierge agrees that eAssist.com may refer to Concierge by trade name and trademark, and may briefly describe Concierge's business, in eAssist.com marketing materials and web site.

        7.9.   Confidentiality

        Definition of "Confidential Information" For the purposes of this Agreement, "Confidential Information" means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects or by the viewing of product demonstrations (including without limitation documents, prototypes and equipment), which is designated or described by the disclosing party as "Confidential," "Proprietary" or some similar designation. Information communicated orally shall be considered Confidential Information if such information is designated at the time of disclosure as confidential. Confidential information may also include information disclosed to a disclosing party by third parties. Confidential information shall not include any information which (i) is publicly known and is generally available in the public domain through no action or inaction of the receiving party; (ii) was already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party's files and records immediately prior to the time of disclosure; (iii) is obtained by the receiving party from an independent third party without a breach of such third party's obligations of confidentiality; or (iv) is independently developed by the receiving party without use of or reference to materials provided by the disclosing party.

        Non-use and Nondisclosure Each party agrees that it will not use any Confidential Information of the other party for any purpose except for the Authorized Purpose. Each party agrees that it will not disclose any of the other party's Confidential Information to (i) any third parties or (ii)


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Concierge SLA           Confidential              Page 12                3/29/00

                                                                    Exhibit 10.2
                                                             Page 12 of 14 Pages
                                   eassist.com
                          Service Level Agreement (SLA)

        such party's own employees, except for those employees who are required to have the information in connection with the Authorized Purpose. Neither party shall reverse engineer, disassemble or decompile any prototypes, software or other tangible objects which embody the other party's Confidential Information and which are provided to the party hereunder.

        Maintenance of Confidentiality Each party agrees that it shall take reasonable measures to protect the secrecy of and avoid the disclosure and the unauthorized use of the other party's Confidential Information. Without limiting the foregoing, each party shall take at least those measures that it takes to protect its own most highly confidential information and shall ensure that each of its employees who have access to the other party's Confidential Information has signed a non-use and nondisclosure Agreement in content similar to the provisions hereof, prior to any disclosure of Confidential Information to such employees. Neither party shall make any copies of the other party's Confidential Information without the disclosing party's prior written consent. Each party shall reproduce the other party's proprietary rights notices on any such approved copies, in the same manner in which such notices were set forth in or on the original. In the event that a receiving party is required by law to disclose Confidential Information obtained from the disclosing party, the receiving party shall give the disclosing party prompt written notice of such requirement as soon as possible prior to such disclosure and shall provide the disclosing party with assistance in obtaining an order protecting the information from disclosure.

        7.10.  Notices

        All notices shall be sent to the following addresses:

               o       If to eAssist.com:

                             eAssist.com
                             c/o Ben Pak, Comptroller
                             5005 Wateridge Vista Drive, Suite 100
                             San Diego, CA
                             92171
                             USA


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Concierge SLA           Confidential              Page 13                3/29/00

                                                                    Exhibit 10.2
                                                             Page 13 of 14 Pages
                                   eassist.com
                          Service Level Agreement (SLA)
                               o If to Concierge:

                             Allen E. Kahn
                             531 Main Street #963
                             El Segundo, CA 90245

        7.11.  Miscellaneous

        This Agreement shall bind and inure to the benefit of the parties hereto and their successors and assigns. This Agreement shall be governed by the laws of the State of California, without reference to conflict of law principles. Each party agrees that any violation or threatened violation of this Agreement may cause irreparable injury to the other party, entitling the other party to seek injunctive relief in addition to all legal remedies. Each party agrees to submit any and all disputes regarding this Agreement, if not resolved between the parties, to binding arbitration in accordance with the Commercial Rules of the American Arbitration Association. The decision and any award resulting from such arbitration shall be binding and final. This document contains the entire Agreement between the parties with respect to the subject matter hereof, and neither party shall have any obligation, express or implied by law, with respect to trade secret or proprietary information of the other party except as set forth herein. Any failure to enforce any provision of this Agreement shall not constitute a waiver thereof or of any other provision. This Agreement may not be amended, nor any obligation waived, except by a writing signed by both parties hereto.

8.      Signatures
        ----------

        Agreed to on March 31, 2000, at Los Angeles, CA.

By:

eAssist.com                                Concierge


/s/ [signature illegible]                  /s/ Allen E. Kahn
----------------------------------         -------------------------------------
Name                                       Name

Controller                                 President
----------------------------------         -------------------------------------
Title                                      Title


--------------------------------------------------------------------------------
Concierge SLA           Confidential              Page 14                3/29/00

                                                                    Exhibit 10.2
                                                             Page 14 of 14 Pages